MAVERICK’S BOARD TO ACCEPT RESIGNATION OF ITS CHIEF EXECUTIVE OFFICER

Dallas, Texas, March 27, 2007

Maverick Oil and Gas, Inc. (OTCBB:MVOG) today announced that it has accepted the resignation of James A. Watt, as Chief Executive Officer of the Company and Chairman of the Board. Mr. Watt has agreed to assist the Company through a transition period.

The Board has formed an Office of the President to handle ongoing operations, consisting of Mr. Stephen Cohen, Director of Legal Affairs/Corporate Counsel, Mr. John Ruddy, Chief Financial Officer, and Mr. Ron Idom, Engineering Manager. Mr. Cohen will serve as interim Chief Executive Officer of the Company. The Board has appointed Mr. David Preng, Chairman of the Board of Directors. Mr. Preng has extensive board experience with several public and private companies.

Mr. Preng commented, “I want to thank Jim for his efforts on behalf of the Company and wish him the best in his future endeavor.”

The Company will continue to move forward with the previously announced sale of its interest in the Barnett Shale project, which is scheduled to occur in early April 2007. Following a sale of its interest in the Barnett Shale, the Company will continue to work with the holders of its outstanding debentures to restructure the remainder of its secured indebtedness.

About Maverick Oil and Gas

We are an early stage independent oil and gas company engaged in exploration, exploitation, development and production. We currently participate in these activities through the interests we hold in oil and gas exploration and development projects in Arkansas, Texas and Colorado. We will seek to acquire other exploration and production properties and from time to time sell or trade interests in properties in an effort to maximize value for our shareholders. For more information about the Company, please visit our website at www.maverickoilandgas.com

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as guidance, may, will, should, could, would, expect, plan, anticipate, believe, estimate, continue or the negative of such terms or other such expressions. Important factors relating to the subject matter covered by this release that could cause actual results to differ materially from our expectations, include but are not limited to: (1) completion of the pending sale of our interest in the Barnett Shale, as contemplated, with the recognition that closing is subject to customary closing conditions, including the buyer’s due diligence review, certain of which may be beyond our control; and (2) our assumption that the sale of the Barnett Shale will close on the commercial terms previously announced by us, although the purchase agreement contains certain price adjustment provisions. We have relied upon several assumptions regarding our ability to remain in business as a going concern. These include but are not limited to: (1) our ability to restructure the payment and other relevant terms on the balance of our secured convertible debentures in a manner that will maintain the Company as a viable concern after the sale of our Barnett Shale properties; (2) our ability to locate and finance the acquisition of income producing properties in the future sufficient to maintain the Company as a viable concern, given our currently limited capital resources; (3) our ability to find industry partners or otherwise facilitate the commercial development of our interest in the Fayetteville shale play; (4) our ability to sustain operations for a period of time necessary to implement certain of our development plans, given our currently limited resources; (5) whether ongoing or projected drilling efforts can be completed within our estimated time and cost budgets in view of the risks and uncertainties normally associated with drilling projects; (6) whether ultimate production from these efforts may be achieved, and if so, in a manner consistent with either initial test results or our expectations, given the uncertainties associated with drilling and extraction of oil and gas reserves; (7) whether long term test results will justify the drilling of additional wells; (8) when such additional wells may be drilled; and (9) in general, our ability to locate projects deemed attractive by management and our the ability to drill for and extract commercial quantities of oil and gas on these projects. As they pertain to our business, in general, important factors that could cause our actual results to differ materially from our expectations, include but are not limited to those factors disclosed in our annual report on Form 10-K, our other filings with the Securities and Exchange Commission, as well as our other public documents and press releases which can be found on our web site (www.maverickoilandgas.com). Readers are cautioned not to place undue reliance on our forward looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward looking statements to reflect events or circumstances occurring after the date hereof.

INVESTOR CONTACT

Steve Craig

214 239-4333

steve.craig@maverickoilandgas.com